 Exhibit 14.1

• Kost Forer & Gabbay 3 Aminadav St. Tel-Aviv 61575, Israel	• Phone: 972-3-6232525 Fax: 972-3-5622555

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements on:

(a)	Form S-8 NO.(333-94995) pertaining to the 1996 CSI Stock Option Plan, the 1999 Section 3(i) Share Option Plan, the 1999 Employee Stock Purchase Plan and the 1999 Non-Employee Directors Stock Option Plan of Commtouch Software Ltd.;

(b)	Form F-3 NO. (333-89773) pertaining to the resale of 2,052,051 ordinary shares of Commtouch Software Ltd. by Vulcan Ventures Incorporated, InfoSpace (formerly "Go2Net, Inc.") and Microsoft Corporation and a warrant exercisable for 1,136,000 ordinary shares of Commtouch Software Ltd. by InfoSpace;

(c)	Form F-3 NO. (333-46192) pertaining to the sale by Commtouch Software Ltd. of 4,000,000 of its ordinary shares;

(d)	Form S-8 NO. (333-65532) pertaining to the 1999 Employee Stock Purchase Plan, the 1999 Non-Employee Directors Stock Option Plan and the Wingra Technologies, LLC 1998 Unit Option Plan;

(e)	Form F-3 NO. (333-68248) pertaining to the resale of 1,406,612 ordinary shares of Commtouch Software Ltd. by investors in Wingra;

(f)	Form F-3 NO. (333-88248) pertaining to the sale by Commtouch Software Ltd. of 7,095,886 of its ordinary shares

(g)	Form F-3 NO. (333-109837) pertaining to the sale by Commtouch Software Ltd. of 8,793,564 of its ordinary shares

(h)	Form F-3 NO. (333-111731) pertaining to the sale by Commtouch Software Ltd. of 11,345,358 of its ordinary shares

(i)	Form F-3 NO. (333-111734) pertaining to the sale by Commtouch Software Ltd. Of 4,162,479 of its ordinary shares,

(j)	Form F-3 NO. (333-117085) pertaining to the sale by Commtouch Software Ltd. of 23,363,879 of its ordinary shares

(k)	Form F-3 NO. (333-121918) pertaining to the sale by Commtouch Software Ltd. Of 6,955,684 of its ordinary shares

(l)	Form F-3 NO. (333-122407) pertaining to the sale by Commtouch Software Ltd. Of 12,760,000 of its ordinary shares;

of our report dated February 7, 2005 with respect to the consolidated financial statements and schedule of Commtouch Software Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2004.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
June 10, 2005	A Member of Ernst & Young Global